EXHIBIT 10.1
Execution Version
AMENDMENT NO. 2 TO CREDIT AGREEMENT
AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) dated as of August 29, 2016 to the ABL Credit Agreement dated as of April 15, 2014 (as amended by Amendment No. 1 to Credit Agreement and as further amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among Performance Sports Group Ltd. (f/k/a Bauer Performance Sports Ltd.), the other Credit Parties (as defined therein) from time to time party thereto, and Bank of America, N.A. as administrative agent and collateral agent (in such capacities, together with its successors and assigns in such capacities, the “Administrative Agent”) for the lenders from time to time party thereto.
W I T N E S S E T H :
WHEREAS, the Credit Parties, the Administrative Agent and the lenders identified on the signature pages hereto (the “Consenting Lenders”) desire to amend the Credit Agreement as set forth herein;
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
SECTION 1.  Defined Terms; References.  This Amendment is a Credit Document.  This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement”, “thereunder”, “therein” and “thereof” and each other similar reference contained in the other Credit Documents, shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.  Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 6 below:
(a)	Definition of “Applicable Margin”. The U.S. Base Rate/Canadian Prime Rate Loans column and LIBO Rate/CDOR Loans column of the pricing grid included in the definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement shall be deleted in their entirety and replaced with the following:

U.S. Base Rate/Canadian Prime Rate Loans	LIBO Rate/CDOR Loans
0.50%	1.50%
0.75%	1.75%
1.50%	2.50%

(b)	Definition of “LIBO Rate”. The following proviso shall be added to the end of the definition of “LIBO Rate” set forth in Section 1.01 of the Credit Agreement:

“provided that, in no event shall the LIBO Rate be less than zero”
(c)	Definition of “Specified Period”. The following definition shall be added to Section 1.01 of the Credit Agreement:
“Specified Period” shall mean the period beginning August 29, 2016 and continuing through October 28, 2016.
(d)	Delivery of Quarterly Financial Statements. Section 8.01(a) of the Credit Agreement shall be amended by inserting the following parenthetical immediately after the words “Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent” appearing therein:
“(but by October 28, 2016 solely with respect to the quarterly accounting period of the Parent ending August 31, 2016)”
and by adding the following sentence at the end of such section:
“Notwithstanding the provisions of Section 10.01 hereof, a failure to deliver the required financial statements with respect to the quarterly accounting period of the Parent ending August 31, 2016 by October 28, 2016 shall not be subject to any cure or grace period.”
(e)	Delivery of Annual Financial Statements. Section 8.01(b) of the Credit Agreement shall be amended by inserting the following parenthetical immediately after the words “Within 90 days after the close of each fiscal year of the Parent” appearing therein:
“(but within 150 days solely with respect to the fiscal year of the Parent ending May 31, 2016)”
and by adding the following sentence at the end of such section:
“Notwithstanding the provisions of Section 10.01 hereof, a failure to deliver the required financial statements within 150 days after the close of the fiscal year of the Parent ending May 31, 2016 shall not be subject to any cure or grace period.”
(f)	Delivery of Forecasts. Section 8.01(c) of the Credit Agreement shall be amended by inserting the following parenthetical immediately after the words “No later than 90 days following the first day of each fiscal year of the Parent” appearing therein:
“(but no later than 120 days solely with respect to the fiscal year of the Parent beginning June 1, 2016)”
and by adding the following sentence at the end of such section:
“Notwithstanding the provisions of Section 10.01 hereof, a failure to deliver the required forecasts no later than 120 days following the first day of the fiscal year of the Parent beginning June 1, 2016 shall not be subject to any cure or grace period.”
(g)	Communication with Alvarez & Marsal. The following sentence shall be added to the end of Section 8.01(j) of the Credit Agreement:
“At any time that the Credit Parties shall have engaged Alvarez & Marsal, LLC or any replacement or similar financial advisor or consultant, the Credit Parties shall provide any information and reports relating to or arising from such engagement as the Administrative Agent and the Lenders may reasonably request, and the Credit Parties shall permit (and, at the reasonable request of the Administrative Agent and the Lenders, facilitate), direct and unfettered communication between such financial advisor or consultant and the Administrative Agent and the Lenders regarding the business of and services being provided to the Credit Parties.  Notwithstanding the provisions of Section 10.01 hereof, a failure to perform this covenant shall not be subject to any cure or grace period, but the Administrative Agent may, in writing and in its sole discretion, make concessions to assist the Credit Parties with the performance hereof.”
(h)	Delivery of Additional Financials and Projections. The following clause (k) shall be added to Section 8.01 of the Credit Agreement:
“(k) Notwithstanding the requirements otherwise set forth herein, (i) rolling thirteen-week cash-flow projections (including projections with respect to Availability) (1) with an initial delivery no later than September 2, 2016, and (2) thereafter on a monthly basis, by the last Thursday of each month (or, at the reasonable request of the Administrative Agent, on a biweekly basis, by Thursday of every other week), (ii) on a weekly basis, by Thursday of each week, a comparison of the actual results of the preceding week to the projected results for such week reflected in the cash flow projections most-recently delivered pursuant to clause (i), (iii) no later than September 2, 2016, subject to year-end adjustments and the absence of footnotes, draft unaudited monthly financial statements for the months ending June 30, 2016 and July 31, 2016, and (iv) no later than September 30, 2016, (1) monthly projections for the fiscal year ending on or around May 31, 2017, and (2) subject to year-end adjustments and the absence of footnotes, draft unaudited financial statements for the fiscal quarter ending August 31, 2016, in each case, in form reasonably satisfactory to the Administrative Agent.  Notwithstanding the provisions of Section 10.01 hereof, a failure to deliver the information as required under this subsection (k) shall not be subject to any cure or grace period.”
(i)	Borrowing Base Certificates. Section 8.17(a)(ii) of the Credit Agreement shall be amended by inserting the following sentence before the penultimate sentence of such section:
“In addition to the monthly Borrowing Base Certificates described above, during the Specified Period, the Credit Parties shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Thursday of each week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall include updated amounts of (1) Eligible Accounts, along with a week-over-week roll-forward of Accounts (to include, without limitation, information relating to sales, cash and any debit, credit and discount activity), and (2) ineligible Accounts; provided that, item (2) above is only required to be updated on a weekly basis to the extent that such amount has increased or decreased by more than an estimated amount of $2,500,000 since the most-recently delivered monthly Borrowing Base Certificate.  Notwithstanding the provisions of Section 10.01 hereof, performance of this covenant shall not be subject to any cure or grace period.”
(j)	Financial Covenant. Section 9.11(a) of the Credit Agreement shall be amended by inserting the following language at the beginning of such section:
“Except during the Specified Period,”
(k)	Minimum Availability Covenant. The following Section 9.12 shall be added to the Credit Agreement:

“Section 9.12.  Minimum Availability Covenant.  During the Specified Period, Availability of the Parent and its Restricted Subsidiaries shall not, on any date, including after giving effect to any proposed Credit Extension, be less than the greater of (a) 10% of the Line Cap, and (b) $15,000,000.”
SECTION 3.  Additional Agreements.  The parties hereto acknowledge and agree that upon the effectiveness of this Amendment:
(a)	Asset Sales. Notwithstanding anything to the contrary in Section 9.02 of the Credit Agreement, during the Specified Period, the Parent will not and will not permit any of its Restricted Subsidiaries to, convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale leaseback transactions with any Person, pursuant to clause (b) of Section 9.02 of the Credit Agreement, other than in the ordinary course of business;
(b)	Liens. Notwithstanding anything to the contrary in Section 9.01 of the Credit Agreement, during the Specified Period, the Parent will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist (i) any Lien upon or with respect to any of its property or assets that would not constitute (or be required to become) Collateral, whether now owned or hereafter acquired or (ii) any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, ranking (A) senior or pari passu with the Lien on the Collateral securing the Indebtedness under the Credit Agreement or (B) junior to the Lien on the Collateral securing the Indebtedness under the Credit Agreement but senior or pari passu with any Lien on the Collateral securing Obligations (as defined in the Term Loan Credit Agreement), in the case of clause (i) or (ii) securing any Indebtedness for borrowed money incurred by the Parent or any Restricted Subsidiary after the effectiveness of this Amendment including, for the avoidance of doubt, any Indebtedness incurred pursuant to Incremental Term Loan Commitments (as defined in the Term Loan Credit Agreement);
(c)	Non-Credit Party Indebtedness. Notwithstanding anything to the contrary in Section 9.04 of the Credit Agreement, during the Specified Period, the Parent will not permit any of its Restricted Subsidiaries that are not Credit Parties to, contract, create, incur, assume or suffer to exist any Indebtedness for borrowed money, other than in the ordinary course of business; and
(d)	Periodic Updates. As and when appropriate and available (but not less than weekly, commencing on September 9, 2016), and in any event subject to confidentiality and privilege considerations, the Parent will provide the Administrative Agent with updates on the internal investigation by the Parent’s Audit Committee referenced in the Parent’s press release and Form 8-K filing dated August 15, 2016.
SECTION 4.  Acknowledgment of Cash Dominion.  The parties hereto acknowledge and agree that upon the effectiveness of this Amendment and during the Specified Period, the Administrative Agent shall and shall be authorized to take steps to exercise control rights over the Collection Accounts and Concentration Accounts of the Credit Parties in accordance with the Credit Agreement and the other Credit Documents as if a Liquidity Event has occurred and is continuing, including, but not limited to, sending Liquidity Notices to any bank or other depository at which any such account of the Credit Parties is maintained; provided that the Company may maintain up to $7,500,000 in cash not subject to dominion in an account established with the Administrative Agent.  Each Credit Party hereby agrees to use commercially reasonable efforts to cooperate and assist with the Administrative Agent’s exercise of rights described in this section.

SECTION 5.  Representations and Warranties.  Each Credit Party hereby represents and warrants that each of the representations and warranties made by any Credit Party set forth in Article 7 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).
SECTION 6.  Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 hereof and the additional agreements set forth in Section 3 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:
(a)    The Credit Parties shall have delivered to the Administrative Agent counterparts of this Amendment executed by the Credit Parties;
(b)    The Credit Parties shall have paid to the Administrative Agent, for the pro rata account of the Consenting Lenders, an amendment fee in an aggregate amount equal to 0.10% of the Commitments on the date hereof of the Consenting Lenders, which shall be fully earned on the date hereof;
(c)    The Credit Parties shall have delivered to the Administrative Agent a fully-executed amendment to the Term Loan Credit Agreement, in form and substance satisfactory to the Administrative Agent;
(d)    The Credit Parties shall have paid to the Administrative Agent all reasonable and documented out-of-pocket fees, costs and expenses owing to the Administrative Agent and its counsel and invoiced on or prior to the date hereof, including, without limitation, the fees and expenses of Choate, Hall & Stewart LLP, counsel to the Administrative Agent;
(e)    The Consenting Lenders constituting the Required Lenders shall have indicated their consent and agreement by executing this Amendment; and
(f)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
SECTION 7.  Effect on Credit Documents.  The Credit Agreement (as amended hereby) and the other Credit Documents (as amended on the date hereof) shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein or in any amendment to any other Credit Document executed or delivered on the date hereof, the execution, delivery, and performance of this Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Credit Document, as in effect prior to the date hereof.  Each Credit Party hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents to which it is a party.
SECTION 8.  No Novation; Entire Agreement.  This Amendment evidences solely the amendment of the terms and provisions of the obligations of Credit Parties under the Credit Documents and is not a novation or discharge thereof.  There are no other understandings, express or implied, among Credit Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.
SECTION 9.  Ratification of Obligations, Etc. Each Credit Party hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders and other Secured Creditors, including, without limitation, the Loans, and each Credit Party hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Documents. Each Credit Party hereby confirms that the Obligations are and remain secured pursuant to the Credit Documents and pursuant to all other instruments and documents executed and delivered by the Credit Parties as security for the Obligations.  In furtherance of the foregoing, each of the Credit Parties hereby reaffirms the security interests of the Administrative Agent and the other Secured Creditors in the Collateral.
SECTION 10.   Release of Claims, Etc.  Each Credit Party, for itself and on behalf of any of its Subsidiaries, hereby agrees that (a) no Credit Party has any claim or cause of action against the Administrative Agent, any Lender or any other Secured Creditor (or any of their respective directors, officers, employees, agents assignees, participants, funding sources, predecessors, attorneys, Affiliates and Related Parties) (each individually, an “Released Party” and collectively, the “Released Parties”) under, in connection with, or related to, the Credit Documents; (b) no Credit Party has any offset right, counterclaim or defense of any kind against any of its respective Obligations, obligations, indebtedness or liabilities to Released Parties under, in connection with, or related to, the Credit Documents; and (c) each Released Party has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties under, in connection with, or related to, the Credit Documents.  Each Credit Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Released Party’s rights, interests, contracts, collateral security or remedies under, in connection with, or related to, the Credit Documents.  Therefore, each Credit Party unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to any Credit Party and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Credit Party might otherwise have against the Administrative Agent or any of the other Released Parties, in either case under clause (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind under, in connection with, or related to, the Credit Documents.
SECTION 11.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles, but including Section 5-1401 of the New York General Obligations Law.
SECTION 12.  Counterparts; Facsimile Transmission.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile, pdf or electronic signature shall be as effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CREDIT PARTIES:
PERFORMANCE SPORTS GROUP LTD.

BAUER HOCKEY CORP.
BAUER HOCKEY, INC.
PERFORMANCE LACROSSE GROUP CORP.
PERFORMANCE LACROSSE GROUP INC.
BAUER PERFORMANCE SPORTS
            UNIFORMS CORP.
BAUER PERFORMANCE SPORTS
            UNIFORMS INC.
BPS DIAMOND SPORTS CORP.
BPS DIAMOND SPORTS INC.
EASTON BASEBALL / SOFTBALL CORP.
EASTON BASEBALL / SOFTBALL INC.
BPS US HOLDINGS INC.
KBAU HOLDINGS CANADA, INC.
MISSION ITECH HOCKEY, INC.
BPS CANADA INTERMEDIATE CORP.
BAUER HOCKEY RETAIL INC.
BAUER HOCKEY RETAIL CORP.

	By:	/s/ Mark J. Vendetti
	Name:	Mark J. Vendetti
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Gregory A. Kress
Name:	Gregory A. Kress
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Canadian Revolving Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ David M. Redden
Name:	David M. Redden
Title:	Vice President

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

FIFTH THIRD BANK (acting through its Canada Branch), as a Lender

By:	/s/ Mauro Spagnolo
Name:	Mauro Spagnolo
Title:	Managing Director & Principal Officer

By:
Name:
Title:

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas G. Williams
Name:	Thomas G. Williams
Title:	Authorized Officer

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Chris Cowan
Name:	Chris Cowan
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Harold Lim
Name:	Harold Lim
Title:	Vice President

[Signature Page to Amendment No. 2 to ABL Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President, Credit Officer, Canada

[Signature Page to Amendment No. 2 to ABL Credit Agreement]